UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

B. Riley Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54010	27-0223495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On October 4, 2016, Kenneth M. Young resigned from the Board of Directors (the “Board”) of B. Riley Financial, Inc. (the “Company”) and all committees thereof. His resignation was not due to any disagreement with the Company or any of its affiliates on any matter relating to the Company’s operations, policies or practices, or otherwise.

(d)

Also on October 4, 2016, the Board, acting upon the recommendation of the Company’s Corporate Governance Committee, appointed Todd D. Sims to serve as a member of the Board to fill the newly created vacancy on the Board.

Since March 2010, Todd D. Sims has served as Senior Vice President of Digital Strategy of Anschutz Entertainment Group, Inc. (AEG), one of the leading sports and entertainment presenters in the world, overseeing business and corporate development for AEG’s ticketing business, AXS. Prior to AEG, Mr. Sims spent more than 15 years building Internet businesses.  In the mid 1990's, he served as ESPN's executive producer of NFL.com, NBA.com and NASCAR Online.  He also served on the management team of eCompanies, LLC, an incubator which has incubated a number of companies including Jamdat Mobile Inc. (acquired by Electronic Arts Inc.), Business.com Inc. (acquired by R.H. Donnelley Corp.) and Boingo Wireless, Inc. (initial public offering).  Mr. Sims serves as an advisor to the L.A. Dodgers Tech Accelerator and is a guest lecturer at the University of Southern California’s Marshall School of Business.  Mr. Sims’ digital experience will provide an important resource to our Board.

Mr. Sims will serve until the Company’s 2017 annual meeting of stockholders and until his successor is duly elected. There is no arrangement between Mr. Sims and any other person pursuant to which he was selected as director. The Board has determined that Mr. Sims is “independent” as that term is defined in Rule 5605 of the Nasdaq Marketplace Rules (“Rule 5605”).

The Board has also reconstituted its standing committees as follows:

Audit Committee. Todd D. Sims, Richard L. Todaro and Mikel Williams were appointed as members of the Company’s Audit Committee, with Mr. Todaro serving as Chairman, until their successors shall be duly appointed, or until they resign, are removed, or are otherwise disqualified from serving as members thereof. In addition, after due inquiry and investigation, the Board concluded that each member of the Audit Committee is independent as defined by Rule 10A-3 of the Securities Exchange Act of 1934, as amended, and Rule 5605, and that all members of the Audit Committee are able to read and understand financial statements, including the Company’s balance sheet, income statement, and cash flow statement. The Board also determined that both Mr. Todaro and Mr. Williams, through their respective education and experience, satisfy the definition of an “audit committee financial expert,” as defined by Securities and Exchange Commission rules and regulations.

Compensation Committee. Robert D’Agostino, Todd D. Sims and Mikel Williams were appointed as members of the Company’s Compensation Committee, with Mr. D’Agostino serving as Chairman, until their successors shall be duly appointed, or until they resign, are removed, or are otherwise disqualified from serving as members thereof. After due inquiry and investigation, the Board determined that each member of the Compensation Committee is independent as defined by Rule 5605.

Corporate Governance Committee. Robert D’Agostino, Todd D. Sims, and Richard L. Todaro were appointed as members of the Company’s Corporate Governance Committee, with Mr. Sims serving as Chairman, until their successors shall be duly appointed, or until they resign, are removed, or are otherwise disqualified from serving as members thereof. After due inquiry and investigation, the Board determined that each member of the Corporate Governance Committee is independent as defined by Rule 5605.

As a non-employee director, Mr. Sims will receive the same compensation paid to other non-employee directors of the Company in accordance with the policies and procedures previously approved by the Board for non-employee directors. In addition, it is anticipated that Mr. Sims will execute the Company’s form of indemnification agreement.

Item 8.01	Other Events.

Between May 12, 2016 and June 10, 2016, three stockholders of United Online, Inc. (“United Online”) filed complaints in the Court of Chancery of Delaware against United Online, its board members and B. Riley Financial, Inc. (“B. Riley”) alleging breaches of fiduciary duty. The complaints were filed in connection with the execution of the merger agreement dated May 4, 2016, between United Online and B. Riley and alleged that the merger consideration offered by B. Riley was unfair and inadequate consideration for the shares of United Online stock. These putative class actions complaints, among other things, sought additional disclosure of facts relating to the merger and certain standstill agreements executed by United Online and certain potential purchasers of its business.

In response to these actions, on June 16, 2016, United Online notified fifteen counterparties to certain standstill agreements that United Online was granting a limited waiver of those standstills, solely to allow parties to privately approach the United Online Board of Directors in connection with an acquisition proposal (the “Standstill Waivers”). That same day, United Online filed certain supplemental disclosures concerning the Standstill Waivers on Form 8-K with the United States Securities and Exchange Commission.

On August 23, 2016, the Court of Chancery entered an order dismissing the stockholder action with prejudice as to plaintiffs Morris Akerman, Daniel Pannucci, and Jeweltex Manufacturing Inc. Retirement Plan, and without prejudice as to all other plaintiffs and any absent members of the putative class. Pursuant to the order, the Court of Chancery retained jurisdiction solely for the purpose of determining the plaintiffs’ anticipated application for an award of attorneys’ fees and reimbursement of expenses.

Plaintiffs’ counsel in the stockholder actions expressed their intention to petition the Court for fees and reimbursement of expenses in connection with the Standstill Waivers and the supplemental disclosures contained in the June 16, 2016 Form 8-K. After negotiations, and to eliminate any risk associated with the plaintiffs’ fee petition, B. Riley has agreed to pay, and will cause to be paid, fees and expenses in the amount of $275,000 within ten (10) days of the entry of an order closing the case. This fee has not been approved or ruled upon by the Court of Chancery of Delaware.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 11, 2016	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
		Name:	Phillip J. Ahn
		Title:	Chief Financial Officer & Chief Operating Officer